UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2017 (July 10, 2017)
Atkore International Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue Harvey, Illinois	60426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(708) 339-1610

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.
Adoption of Severance and Retention Policy for Senior Management
Effective as of July 10, 2017, the Board of Directors of Atkore International Group Inc. (the “Company”) adopted a Severance and Retention Policy for Senior Management (the “Policy”) for the benefit of the Company’s Chief Executive Officer (the “CEO”), the Company’s other executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officers”) and the officers of the Company who report directly to the CEO (the “CEO Direct Reports” and together with the CEO and the Section 16 Officers, the “Participants”), all of whom are eligible to participate in the Policy. If a Participant elects to be covered by the Policy, the Policy would supersede any other restrictive covenants and severance entitlements applicable to the Participant under any other severance or employment agreement.
Under the Policy, a Participant is entitled to receive severance payments and termination benefits upon a future termination of the Participant’s employment by the Company without “cause” or by the Participant with “good reason” (each, a “Qualifying Termination”). These payments and termination benefits include:

•
a severance payment equal to the sum of (x) the Participant’s then-current base salary times a “severance multiple” (described below) plus (y) the average of Participant’s three most recent annual bonuses times the severance multiple;

•
a pro-rated annual bonus payment for the fiscal year in which the termination occurs, based on actual performance of Company metrics and target performance of individual metrics, and payable in a lump sum on the date of payment of annual bonuses generally; and

•
to the extent the Participant elects COBRA continuation coverage, the provision of such coverage at active-employee rates for a period equal to the lesser of 18 months or the number of months (of severance) to which Participant would be entitled after applying the severance multiple.

The severance multiples under the Policy are as follows:

Participant	If the Qualifying Termination occurs prior to a change in control:	If the Qualifying Termination occurs within 24 months following a change in control:
CEO	2.0	2.5
Section 16 Officers	1.0	1.5
Other CEO Direct Reports	0.75	1.5

The severance payment will be paid in a number of monthly installments equal to the number of months that comprise the severance multiple (e.g., if the severance multiple is 1, the number of monthly installments would be 12), except that, if the termination occurs after a change in control, the severance payment will be paid in a lump sum to the maximum extent practicable under applicable law. If any payments to a Participant under the Policy trigger golden parachute excise taxes under Section 4999 of the Internal Revenue Code, the payments would be reduced if the reduction is better for the Participant on an after-tax basis.

The Policy includes customary restrictive covenants that apply for a period based on the applicable severance multiple (and so determined whether or not the termination is a Qualifying Termination). In order to receive the severance payments and termination benefits under the Policy, the Participant must execute a release of claims and comply with the applicable restrictive covenants.

The Policy may be amended or terminated by the Company’s Board of Directors, except that any amendment or termination that has a materially adverse impact on a Participant would not be effective for one year, and no amendment or termination that has a materially adverse impact on a Participant may occur within 24 months following a change in control of the Company.

The foregoing description of the Policy is not complete and is qualified in its entirety by the full text of the Policy, a copy of which will be filed as an exhibit to the Company’s next following Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INTERNATIONAL GROUP INC.

Date: July 13, 2017	By:	/s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary